AMENDED AND RESTATED
RELIANT BANCORP, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the Plan will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
2.Definitions.
(a)“Administrator” means the Board or any committee thereof designated by the Board to administer the Plan pursuant to Section 18.
(b)“Board” means the Board of Directors of the Company.
(c)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation amending, supplementing or superseding such section.
(d)“Common Stock” means the common stock, par value $1.00 per share, of the Company.
(e)“Company” means Reliant Bancorp, Inc., a Tennessee corporation, or any successor thereto.
(f)“Compensation” means, for any Eligible Employee, for any Offering Period, the Participant’s total cash compensation received during the respective period, including salary and commissions where applicable, and bonuses or cash incentive awards that pay out during the Offering Period; provided, however, that Compensation does not include (i) any cash payments in settlement of units granted under the Equity Incentive Plans, or (ii) items such as non-cash compensation, reimbursement of moving, travel, trade or business expenses, or cash payments in lieu of vacation, sick or personal days.
(g)“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(h)“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.
(i)“Designated Company” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. As of the Effective Date, Reliant Bank is a Designated Company.
(j)“Designated Percent” means the percentage of Fair Market Value determined by the Administrator for purposes of determining the Purchase Price.
(k)“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan being approved by the shareholders of the Company in accordance with Section 19(k).
(l)“Eligible Employee” means any individual who is an employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than five months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under applicable law. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with Treasury Regulation Section 1.423-2(e).
(m)“Employer” means the employer of the applicable Eligible Employee(s).
(n)“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to (i) enroll in the Plan, (ii) authorize a new level of payroll deductions, (iii) suspend payroll deductions, or (iv) withdraw from an Offering Period.
(o)“Equity Incentive Plans” means: (i) the Commerce Union Bancshares, Inc. Amended and Restated Stock Option Plan, (ii) the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan, and (iii) such other equity compensation plans as may be adopted by the Board and/or shareholders of the Company, or assumed by the Company, during the term of the Plan.
(p)“ESPP Share Account” means an account into which Common Stock purchased with Contributions at the end of an Offering Period are held on behalf of a Participant.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the closing sales price for the Common Stock as quoted on The Nasdaq Stock Market LLC on such date (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. Notwithstanding the foregoing, if the determination date for Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the closing sales price for the Common Stock as determined in accordance with the above on the immediately preceding business day, unless otherwise determined by the Administrator.
(s)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4.
(t)“Offering Date” means the first Trading Day of each Offering Period.
(u)“Offering Period” means (i) prior to July 1, 2021, each approximately six-month period beginning on January 1 (or the first Trading Day thereafter) and July 1 (or the first Trading Day thereafter) of each year; (ii) beginning July 1, 2021, the approximately two-month period beginning July 1, 2021 and ending August 31, 2021; and (iii) beginning September 1, 2021, each approximately six-month period beginning on September 1 (or the first Trading Day thereafter) and March 1 (or the first Trading Day thereafter) of each year; provided, however, that the duration and timing of Offering Periods may be changed pursuant to Section 4.
(v)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(w)“Participant” means an Eligible Employee who is actively participating in the Plan.

(x)“Plan” means this Amended and Restated Reliant Bancorp, Inc. 2018 Employee Stock Purchase Plan.
(y)“Purchase Date” means the last Trading Day of the Offering Period.
(z)“Purchase Price” means the Designated Percent of the Fair Market Value of a share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower. Unless otherwise determined by the Administrator, the Designated Percent for purposes of the foregoing sentence is 85%. The Administrator may change the Designated Percent for any Offering Period but in no event shall the Designated Percent be less than 85%.
(aa)“Securities Act” means the Securities Act of 1933, as amended.
(ab)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ac)“Trading Day” means a day on which The Nasdaq Stock Market LLC is open for trading.
(ad)“Treasury Regulations” means the Treasury Department regulations promulgated under the Code. Any reference to a specific Treasury Regulation will include such Treasury Regulation and any future regulation amending, supplementing or superseding such Treasury Regulation.
3.Eligibility. Unless otherwise determined by the Administrator in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Administrator for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.
Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and/or any Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.
4.Offering Periods. The Plan will be implemented by consecutive Offering Periods. Prior to July 1, 2021, a new Offering Period will commence on January 1 (or the first Trading Day thereafter) and July 1 (or the first Trading Day thereafter) of each year, or on such other date as the Administrator may determine. Subsequently, a special Offering Period will commence on July 1, 2021 and will end on August 31, 2021, or on such other date(s) as the Administrator may determine. Beginning September 1, 2021, a new Offering Period will commence on September 1 (or the first Trading Day thereafter) and March 1 (or the first Trading Day thereafter) of each year, or on such other date as the Administrator may determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offering Periods without shareholder approval. Any such change shall be announced prior to the scheduled beginning of the first Offering Period to be affected thereafter. Notwithstanding anything in the Plan to the contrary, no Offering Period may last more than 27 months.
5.Participation.
(i)Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Administrator. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee will initially authorize payroll deductions from his or her pay check in an amount equal to at least 1% (which after the initial pay day occurring during an Offering Period may be decreased to zero in accordance with Section 5(b)), but not more than 15%, of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Administrator may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Administrator, a Participant may not make any separate contributions or payments to the Plan.
(ii)Election Changes. During an Offering Period, a Participant may decrease (but not increase) his or her rate of payroll deductions applicable to such Offering Period (for the avoidance of doubt, a Participant may suspend payroll deductions by decreasing his or her payroll deductions percentage to zero). A Participant may not resume making payroll deductions during an Offering Period in which he or she previously reduced his or her payroll deductions to zero. To make a payroll deduction change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least 15 days before the Purchase Date, or such other date as the Administrator may determine. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least 15 days before the start of the next Offering Period.
(iii)Suspension. If a Participant suspends his or her payroll deductions during an Offering Period pursuant to Section 5(b) by reducing his or her payroll deductions percentage to zero, shares of Common Stock will be purchased in accordance with Section 6 and Section 7 based on the Participant’s accumulated payroll deductions prior to the suspension of payroll deductions.
(iv)Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 5(b), (ii) withdraws from the Plan in accordance with Section 9, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan. If a Participant suspends his or her payroll deductions pursuant to Section 5(b) by reducing his or her payroll deductions percentage to zero, the Participant will not be able to participate in a subsequent Offering unless and until the Participant submits a new Enrollment Form authorizing a new rate of payroll deductions at least 15 days before the start of the applicable Offering Period.
6.Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 2,500 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 17 and the limitations set forth in Section 12 of the Plan).
7.Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased, but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 9 or termination of employment in accordance with Section 10.
8.Delivery. As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the Common Stock purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other rights as a shareholder with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 8.
9.Withdrawal.
(v)Withdrawal Procedure. A Participant may withdraw all but not less than all the Contributions credited to his or her notional account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her notional account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(vi)Effect on Succeeding Offering Periods. A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
10.Termination of Employment. Upon termination of a Participant’s employment with the Employer for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least 30 days before the Purchase Date, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan.
11.Interest. No interest will accrue on the Contributions of a participant in the Plan.
12.Common Stock Reserved for Plan.
(a)Number of Shares. Subject to adjustment upon changes in capitalization of the Company as provided in Section 17, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 200,000 shares of Common Stock.
(b)Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Administrator determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Administrator determines to be equitable.

13.Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 16) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.
14.Application of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such Contributions.
15.Statements. Participants will be provided with statements at least annually which shall set forth the Contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased, the number of shares of Common Stock purchased, and any Contributions remaining in the Participant’s notional account.
16.Designation of Beneficiary. A Participant may file, on forms supplied by the Administrator, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period in accordance with the provisions of Section 10.
17.Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.
(i)Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Administrator will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 6 and Section 12.
(ii)Dissolution or Liquidation. Unless otherwise determined by the Administrator, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Administrator will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time the Participant has withdrawn from the Offering in accordance with Section 9.
(iii)Corporate Transactions. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Administrator will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time the Participant has withdrawn from the Offering in accordance with Section 9.
18.Administration. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Administrator. The Administrator will have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate

Subsidiaries as participating in the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. All expenses of administering the Plan shall be borne by the Company. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
19.General Provisions.
(a)Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.
(b)No Right to Continued Employment. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an employee or in any other capacity.
(c)Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.
(d)Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
(e)Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
(f)Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable law. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto comply with all provisions of applicable law, including without limitation the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.
(g)Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.
(h)Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19(i), shall have a term of 10 years.
(i)Amendment or Termination. The Administrator may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Administrator may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Administrator, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 17). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

(j)Applicable Law. The laws of the State of Tennessee shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
(k)Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board.
(l)Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.
(m)Withholding. To the extent required by applicable federal, state, or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.
(n)Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
(o)Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

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